EXHIBIT 99

Viking  Capital  Brings  First Food & Beverage  Industry  Target Under Letter Of
Intent

DALLAS -December 5, 2003-- Viking Capital Group, Inc. (OTC Bulletin Board: VGCP) announced today that the Company has signed a Letter of Intent to purchase 100% of Texamerican Food Marketing, Inc. (Texamerican) of Dallas, TX . Closing is expected during the first quarter of next year.

With the purchase of Texamerican, Viking will make its first move into the Food & Beverage Industry. The Company earlier announced its intention to enter the Food & Beverage Industry in its third quarter report to the SEC.

Texamerican develops and distributes custom breading systems and other coatings, along with allied seasonings and marinades for the food processing and food service industries. Unaudited year-to-date sales through November 30, 2003 are up 20% from the same period last year, increasing from $5.4 million to $6.5 million. Unaudited sales for the year 2002 were $5.9 million versus an estimated $7.2 million for year 2003. Texamerican is currently profitable, as it has been since its inception in 1985. Texamerican is controlled and operated by Robin Sandifer, a director of Viking Capital Group, Inc.

About Viking Capital Group, Inc.

Viking Capital Group, Inc.("Viking" or "Company") is a diversified international holding company whose mission is to become the recognized leader at creating extraordinary long-term value for its shareholders through acquisitions and fee income. During the first quarter of this year, the Company sold all of its approximately $129,000,000 China holdings and is currently focusing on the Food & Beverage industry in the US. However, Viking is looking at opportunities in several industries in an effort to increase stockholders share value. The Company's financial growth strategy, and target selection criteria, is primarily based upon expected sales and profits with little weight given to asset size.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "plan", "anticipate", "believe", "estimate", "expect", and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Commission, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance acquisitions and expansion, and the risks

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inherent   in   acquisitions,   their   management,   and  product  and  service
introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated,
expected   or   intended.   The  Company   does  not  intend  to  update   these
forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations, as well as other factors, which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Commission.



Contact:
Viking Capital Group, Dallas
     Matthew W. Fossen, (972)386-9996
     mfossen@vcgi.com
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